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                                                                    Exhibit 99.1

[IP AXESS LOGO]

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For Immediate Release

Company Contacts:
Investor Relations:
James G. Scogin                972-265-4005 /
Chief Financial Officer        jscogin@ipaxess.com

Media Contact:
Pamela Hoy                     210-263-2128 /
Director of Marketing          phoy@ipaxess.com



             IP AXESS/TM/ PROVIDES FURTHER INFORMATION REGARDING
                     FIRST QUARTER STATEMENT OF OPERATIONS

PLANO, TEXAS - (November 21, 2000) - IP AXESS (NASDAQ National Market: RACE) announced today that at the recommendation of KPMG L.L.P., its independent auditors, the Company will not recognize any revenues associated with its first quarter shipment of 35 VocalWare servers and 840 VocalWare IP Clients valued at $701,000. These revenues will be recognized once payments for these products are received by the Company from the third party reseller. "Although the Company initially disagreed with the auditor's position, it determined that further argument and protest would not be in the best interest of the Company or its shareholders," said James G. Scogin, Senior Vice President- Finance and Chief Financial Officer. Although the Company ultimately complied with the auditors' recommendation, the auditors today informed the Company that they intend to resign.

This accounting judgment represents a significant change in how the Company has historically recognized revenues. Previously, the Company's policy was to recognize revenues upon the shipping of goods, or the rendering of a service.
On a going-forward basis, the Company's recognition of product revenue will occur when delivery has been made, fee is fixed or determinable, and payment is
assured.   Revenue from service obligations and licensing agreements are deferred and generally recognized over the period of the obligation or agreement. In addition, the Company contemplates making
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certain sales to third party resellers from time to time. These resellers may be given privileges to return a portion of inventory. The Company will recognize revenue to third party resellers based on estimates that approximate the point products have been sold by the resellers or when payment is collected from the resellers.

ABOUT IP AXESS

DATA RACE, Inc. is currently doing business as IP AXESS. At the annual meeting of the Company's shareholders held on November 9, 2000, the shareholders approved the formal change of the corporate name of the Company to IP AXESS,
Inc.   Based in Plano, Texas with an office in San Antonio, Texas, IP AXESS
(www.ipaxess.com) provides integrated IP based remote work solutions over
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multiple access media.  The company's VocalWare IP client/server product line provides users in remote locations with simultaneous access to critical corporate resources including phone, fax, Internet, and E-mail over a single connection via: xDSL, cable modem, LAN, Frame Relay, ATM or high speed dial-up through VPN, local ISP POP, or PSTN.

Risks Regarding Forward-Looking Statements

Statements made in this release that are not strictly historical may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those relating to growth and statements relating to the Company or its operations that are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions. Investors are cautioned that all forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Important factors that could affect anticipated revenues include, but are not limited to, (a) the Company's ability to maintain an adequate level of capital; (b) changing market conditions; (c) uncertainty regarding the breadth of market acceptance of the product; (d) rapid or unexpected technological changes; (e) new or increased competition from
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companies with greater resources than the Company; (f) the Company's potential inability to resolve technical issues or overcome other obstacles to development which may arise; and (g) the risk factors detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on management's reasonable beliefs as of the date of this release, and the Company assumes no obligation to update them to reflect subsequent information or events. Please refer to the Company's SEC filings for further information.

Reader Contact Information:

IP AXESS, 6509 Windcrest - Suite 120, Plano, TX 75024, U.S.A.
Tel: 972-265-4000, Fax: 210-263-2075
www.ipaxess.com, info@ipaxess.com
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      DATA RACE and the DATA RACE logo are trademarks of DATA RACE, Inc.
              registered in the U.S. Patent and Trademark Office.
 IP AXESS, the IP AXESS logo, VocalWare, VocalWare RealPhone, VocalWare Turbo,
          Telepresence and Flexwork are trademarks of DATA RACE, Inc.